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                          PRIME MEDICAL SERVICES, INC.



                           FIFTH AMENDED AND RESTATED
                                 LOAN AGREEMENT




                        $50,000,000 REVOLVING CREDIT LOAN


                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

             BANK ONE, NA, with its main office in Chicago, Illinois
                             as Documentation Agent,


                                       and


                            THE LENDERS NAMED HEREIN,
                                   as Lenders


                            Dated as of July 26, 2002



                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager





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


                                TABLE OF CONTENTS

         Section                                                            Page


Article I.    DEFINITIONS AND ACCOUNTING TERMS.................................2
         1.01 Defined Terms....................................................2
         1.02 Other Interpretive Provisions...................................26
         1.03 Accounting Terms................................................26
         1.04 Rounding........................................................27
         1.05 References to Agreements and Laws.  ............................27
         1.06 Times of Day.  .................................................27
         1.07 Letter of Credit Amounts.  .....................................27

Article II.   the COMMITMENTS and Credit Extensions...........................27
         2.01 Committed Loans.  ..............................................27
         2.02 Borrowings, Conversions and Continuations of Committed Loans....28
         2.03 Letters of Credit...............................................29
         2.04 Swing Line Loans................................................36
         2.05 Prepayments.....................................................39
         2.06 Termination or Reduction of Commitments.  ......................40
         2.07 Repayment of Loans..............................................41
         2.08 Interest........................................................41
         2.09 Fees............................................................42
         2.10 Computation of Interest and Fees................................42
         2.11 Evidence of Debt................................................43
         2.12 Payments Generally..............................................43
         2.13 Sharing of Payments.............................................44

Article III.  TAXES, YIELD PROTECTION AND ILLEGALITY..........................45
         3.01 Taxes...........................................................45
         3.02 Illegality......................................................46
         3.03 Inability to Determine Rates....................................47
         3.04 Increased Cost and Reduced Return; Capital Adequacy.............47
         3.05 Funding Losses..................................................48
         3.06 Matters Applicable to all Requests for Compensation.  ..........48
         3.07 Survival........................................................48

Article IV.   SECURITY........................................................48
         4.01 Collateral......................................................48
         4.02 Future Liens....................................................49
         4.03 Release of Collateral...........................................49

Article V.    CONDITIONS PRECEDENT TO Credit Extensions.......................51
         5.01 Conditions of Initial Credit Extension..........................51
         5.02 Conditions to all Credit Extensions.............................54

Article VI.   REPRESENTATIONS AND WARRANTIES..................................55
         6.01 Existence, Qualification and Power; Compliance with Laws........55
         6.02 Authorization; No Contravention.  ..............................54
         6.03 Governmental Authorization; Other Consents.  ...................55
         6.04 Binding Effect.  ...............................................55
         6.05 Financial Statements; No Material Adverse Effect................55
         6.06 Litigation......................................................56
         6.07 No Default......................................................56
         6.08 Ownership of Property; Liens....................................56
         6.09 Environmental Compliance........................................56
         6.10 Insurance.......................................................56
         6.11 Taxes...........................................................57
         6.12 ERISA Compliance................................................57
         6.13 Subsidiaries; Partnerships......................................57
         6.14 Margin Regulations; Investment Company Act; Public Utility
              Holding Company Act.............................................58
         6.15 Disclosure......................................................58
         6.16 Compliance with Laws............................................58
         6.17 Operation of Business...........................................58
         6.18 Debt............................................................59
         6.19 Agreements......................................................59
         6.20 Liens and Security Interests....................................59
         6.21 Designated Senior Debt..........................................59

Article VII.  AFFIRMATIVE COVENANTS...........................................60
         7.01 Financial Statements............................................59
         7.02 Certificates; Other Information.................................60
         7.03 Notices.........................................................62
         7.04 Payment of Obligations..........................................62
         7.05 Preservation of Existence, Etc..................................63
         7.06 Maintenance of Properties.......................................63
         7.07 Maintenance of Insurance........................................63
         7.08 Compliance with Laws............................................63
         7.09 Books and Records...............................................63
         7.10 Inspection Rights...............................................63
         7.12 Additional Guarantors...........................................64
         7.13 Information Relating to Proposed Acquisitions...................64

Article VIII. NEGATIVE COVENANTS..............................................64
         8.01 Liens...........................................................64
         8.02 Investments.....................................................65
         8.03 Debt............................................................66
         8.04 Fundamental Changes.............................................67
         8.05 Dispositions....................................................67
         8.06 Restricted Payments.............................................68
         8.07 Change in Nature of Business....................................68
         8.08 Transactions with Affiliates....................................69
         8.09 Burdensome Agreements...........................................69
         8.10 Use of Proceeds.................................................69
         8.11 Financial Covenants.............................................70
         8.12 Prepayment of Debt..............................................70
         8.13 Amendment of Partnership and Management Agreements..............70
         8.14 Swap Contracts..................................................70
         8.15 Preferred Stock ................................................71




Article IX.    EVENTS OF DEFAULT AND REMEDIES.................................71
         9.01  Events of Default..............................................70
         9.02  Remedies Upon Event of Default.................................73
         9.03  Application of Funds...........................................74

Article X.     ADMINISTRATIVE AGENT...........................................75
         10.01 Appointment and Authorization of Administrative Agent..........75
         10.02 Delegation of Duties...........................................75
         10.03 Liability of Administrative Agent..............................75
         10.04 Reliance by Administrative Agent...............................76
         10.05 Notice of Default..............................................76
         10.06 Credit Decision; Disclosure of Information by Administrative
               Agent..........................................................77
         10.07 Indemnification of Administrative Agent........................77
         10.08 Administrative Agent in its Individual Capacity................78
         10.09 Successor Administrative Agent.................................78
         10.10 Administrative Agent May File Proofs of Claim..................79
         10.11 Collateral and Guaranty Matters................................80
         10.12 Other Agents; Arrangers and Managers...........................80

Article XI.    MISCELLANEOUS..................................................80
         11.01 Amendments, Etc................................................80
         11.02 Notices and Other Communications; Facsimile Copies.............81
         11.03 No Waiver; Cumulative Remedies.................................83
         11.04 Attorney Costs, Expenses and Taxes.............................83
         11.05 Indemnification by the Borrower................................84
         11.06 Payments Set Aside.............................................85
         11.07 Successors and Assigns.........................................85
         11.08 Confidentiality................................................88
         11.09 Set-off........................................................89
         11.10 Interest Rate Limitation.......................................89
         11.11 Counterparts...................................................90
         11.12 Integration....................................................90
         11.13 Survival of Representations and Warranties.....................90
         11.14 Severability...................................................90
         11.15 Tax Forms......................................................90
         11.16 Governing Law..................................................92
         11.17 Waiver of Right to Trial by Jury...............................93
         11.18 Time of the Essence............................................93
         11.19 Entire Agreement...............................................93
         11.20 Restatement of Original Credit Agreement.......................93
         11.21 Chapter 346....................................................93
         11.22 Restatement....................................................94







SIGNATURES...................................................................S-1

SCHEDULES

         2.01 Commitments and Pro Rata Shares
         6.05 Supplement to Interim Financial Statements
         6.06 Litigation
         6.09 Environmental Matters
         6.13 Subsidiaries, Partnerships, and Other Equity Investments
         8.01 Existing Liens
         8.02 Existing Investments
         8.03 Existing Debt
         11.02Administrative Agent's Office, Certain Addresses for Notices


EXHIBITS
              Form of

         A    Committed Loan Notice
         B    Swing Line Loan Notice
         C    Note
         D    Compliance Certificate
         E    Assignment and Assumption
         F    Guaranty
         G    Opinion Matters
         H    Perfection Certificate
         I    Permitted Acquisition Certification
         J    Permitted Passive Investment Certificate

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of July 26, 2002, among Prime Medical Services, Inc., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK ONE, NA, with its main office in Chicago, Illinois, as Documentation Agent.

         Reference is hereby made to that certain Loan Agreement dated as of November 28, 1994, by and between Borrower, the Banks defined therein, and BankBoston (then known as The First National Bank of Boston) ("BankBoston"), as Agent for the Banks defined therein, as amended by that certain First Amendment to Loan Agreement dated as of August 17, 1995, as amended by the Amended and Restated Loan Agreement dated as of April 26, 1996 among Borrower, BankBoston, as Administrative Agent, Bank of America (then known as NationsBank of Texas, N.A.), as Documentation Agent, and BankBoston, as Syndication Agent, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of June 14, 1996 among Borrower, BankBoston, as Administrative Agent, Bank of America (then known as NationsBank of Texas, N.A.), as Documentation Agent, and the other banks named therein, as further amended by the Second Amended and Restated Loan Agreement dated as of March 31, 1997 among Borrower, BankBoston, as Administrative Agent, Bank of America (then known as NationsBank of Texas, N.A.), as Documentation Agent, and NationsBanc Capital Markets, Inc., and the lenders named therein, as amended and waived from time to time, as further amended by the Third Amended and Restated Loan Agreement dated as of April 20, 1998 among Borrower, BankBoston, as original Administrative Agent and as successor Documentation Agent, Bank of America (then known as NationsBank of Texas, N.A.), as original Documentation Agent and as successor Administrative Agent, and the lenders named therein, as further amended by the Fourth Amended and Restated Loan Agreement dated January 31, 2000, among the Borrower, each of the lenders party thereto, Bank of America, as Administrative Agent, and BankBoston, as Documentation Agent, as amended and waived from time to time (collectively, the "Original Credit Agreement").

         Subject to the terms and conditions set forth below, Borrower and Lenders desire to entirely amend, modify, and restate the Original Credit Agreement, to provide for, among other things (a) a decrease in the maximum amount available under the Commitment to $50,000,000, (b) addition of a letter of credit subfacility and a swing line subfacility, and (c) modification and amendment to certain provisions therein, subject to the terms and conditions set forth in this Agreement.

         The amendment and restatement of the Original Credit Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and "Obligations" under the Original Credit Agreement, which indebtedness and obligations under the Original Credit Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "2002 Adjustments" means the sum of the following writeoffs of the Companies recognized by Borrower as of December 31, 2001, the net effect to Borrower on a consolidated basis after deduction for minority interests does not exceed $34,800,000 in an aggregate amount: (a) the impairment of goodwill related to the Subsidiaries of Borrower in the refractive and lithotripsy businesses, as required by Statement 133 of the Financial Accounting Standards Board, (b) the write down of accounts receivable of the Companies, and (c) severance payments due to former executive officers of Borrower.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date hereof, by which Borrower, any Guarantor, or any other Subsidiary of Borrower directly or indirectly (a) acquires all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities (or similar ownership interests) of any Person, or (c) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the general partnership or managing member interests of any Person, or (d) acquires additional Partnership or other equity interests in any Subsidiary.

         "Adjusted EBITDA" means for any Person for any period, the sum of: (i) EBITDA, except in the case of any Target in respect of which Consolidated Earn-Out Indebtedness is payable, EBITDA of such Target shall be increased by the amount, if any, by which such Person's annualized fiscal year to date EBITDA used in the calculation of Consolidated Earn-Out Indebtedness, exceeds the actual EBITDA for the four previous fiscal quarters of such Person for such period, plus (ii) without duplication, all cash distributions related to minority interests in Partnerships actually received by Prime Refractive Management, L.L.C., plus (iii) without duplication, on a pro forma basis, the EBITDA of any Target which is a Domestic Company acquired during such period as if it were acquired on the first day of such period; provided however, "Adjusted EBITDA" shall exclude EBITDA of any Foreign Company.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "After-Acquired Subsidiary" is defined in Section 7.12.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement.

         "Applicable Margin" means the interest margin over the Base Rate or the Eurodollar Rate for Borrowings under the Commitment, or the applicable fees payable pursuant to Section 2.09(a), as the case may be, based on the Total Net Funded Debt to Adjusted EBITDA Ratio as of and for the most recent four (4) quarter period ending on or before the date of determination, set forth opposite such ratio below:


  ========================================= ========================== ======================== =================
                                                                       Applicable Margin:       Applicable
  Total Net Funded Debt to Adjusted         Applicable Margin: Base    Eurodollar Rate          Margin:
  EBITDA Ratio                              Rate Borrowings            Borrowings               Commitment Fee
  ----------------------------------------- -------------------------- ------------------------ -----------------
  Less than 2.0 to 1.0                      0.50%                      2.00%                    0.375%
  ----------------------------------------- -------------------------- ------------------------ -----------------
  Less than 2.50 to 1.0 but  greater  than
  or equal to 2.00 to 1.0                   1.00%                      2.50%                    0.50%
  ----------------------------------------- -------------------------- ------------------------ -----------------
  Less than 3.00 to 1.0 but  greater  than
  or equal to 2.50 to 1.0                   1.50%                      3.00%                    0.50%
  ----------------------------------------- -------------------------- ------------------------ -----------------
  Greater than or equal to 3.00 to 1.0      2.00%                      3.50%                    0.625%
  ========================================= ========================== ======================== =================


The Total Net Funded Debt to Adjusted EBITDA Ratio shall be determined from the then most current of either (a) the quarterly or annual financial statements and related compliance certificate delivered pursuant to Section 7.01, or (b) the proforma financial statements submitted pursuant to Paragraph (i) or (j) of the definition of Permitted Acquisition, as applicable, calculating any adjustments to such ratio necessitated as a result of the Permitted Acquisition for which such Borrowing was made; provided however, that until delivery of the first financial statements as provided above, the maximum Applicable Margin shall apply. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such financial statements (and related compliance certificate) or the respective date of Borrowing for a Permitted Acquisition. If Borrower fails at any time to furnish to the Administrative Agent and the Lenders the financial statements and related compliance certificate as required to be delivered pursuant to Section 7.01, then the maximum Applicable Margin shall apply until such time as such financial statements and compliance certificates are so delivered.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Companies for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Companies, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BDEC Acquisition" means the acquisition by PMOI of an undivided 60% interest in the "refractive surgery" assets of Barnet Dulaney Eye Center, P.L.L.C., and the contribution by PMOI of such assets to Prime/BDEC Acquisition, L.L.C.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrower Security Agreement" means (a) the Borrower Security Agreement dated as of April 26, 1996, executed by Borrower in favor of BankBoston, as predecessor Administrative Agent to Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented, or modified from time to time, including (b) the Consent, Confirmation and Ratification of Borrower Security Agreement dated as of March 31, 1997, (c) the Second Consent, Confirmation and Ratification of Borrower Security Agreement dated as of April 20, 1998, (d) the Third Consent, Confirmation and Ratification of Borrower Security Agreement dated as of January 31, 2000, and (e) the Fourth Consent, Confirmation and Ratification of Borrower Security Agreement dated as of the date hereof, which Borrower Security Agreement is in renewal, amendment, restatement and substitution of that certain Borrower Security Agreement dated November 28, 1994, executed by Borrower in favor of BankBoston, as predecessor Administrative Agent to Administrative Agent, for the benefit of the Lenders under the Original Credit Agreement, as amended pursuant to that First Amendment to Borrower Security Agreement dated as of August 17, 1995, and any other security agreement executed from time to time by Borrower and delivered to the Administrative Agent for the benefit of the Lenders, all as amended, renewed, restated, and substituted from time to time.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Expenditures" means an expenditure (determined in accordance with GAAP) for any fixed asset owned by any Company and used in the operations of such Company having a useful life of more than one year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any Capitalized Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Cash Equivalent" means any investments of the Companies which are permitted by Section 8.02(a), and which mature within 180 days of any date of determination, and which are unconditionally available for repayment of the Obligations, upon liquidation.

         "Change of Control" means a Change of Control as defined in the Senior Subordinated Indenture.

         "Closing Date" means the first date all the conditions precedent in
Section 5.01 are satisfied or waived in accordance with Section 5.01 (or, in the case of Section 5.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Documents" means the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, and all other collateral, security, lien creating, or related agreements executed or delivered pursuant to or in connection with this Agreement, as the same may be amended, modified, renewed, or supplemented from time to time.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Companies" means Borrower and its Subsidiaries.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated Asset Coverage Ratio" means, as to the Companies on a consolidated basis, for any period, the ratio of (a) the sum of: (i) accounts receivable, plus (ii) inventory, plus (iii) property, plant, and equipment net of any accumulated depreciation, plus (iv) Immediately-available cash and Cash Equivalents up to $8,000,000 in the aggregate in excess of cash held by any Company for distribution to any partners or other owners of equity interests (other than any Company) in any Partnership all on a rolling four quarter basis and determined in accordance with GAAP, to (b) Senior Net Debt, as of the date of determination.

         "Consolidated Earn-Out Indebtedness" means as to any Person, at any time, in connection with each applicable Permitted Acquisition in which an earn-out payment or other post-closing payment or payments is or may be due pursuant to the applicable purchase or acquisition agreement, the projected aggregate amount of such earn-out or post-closing payments that would be or become due based upon all events or circumstances that have occurred as of any date of determination, regardless of whether any such payments are then actually payable under the terms of the applicable purchase or acquisition agreement; provided that to the extent any such payments are based on net income, revenues, EBITDA or similar financial performance criteria of any Target for a defined post-closing period or periods, the actual applicable financial performance during the applicable period to date shall be utilized in making such projection. Borrower shall submit the calculation of Consolidated Earn-Out Indebtedness with respect to each applicable Permitted Acquisition, together with each compliance certificate delivered pursuant to Section 7.02(a), together with any applicable supporting documentation, all of which must be satisfactory to Administrative Agent.

         "Consolidated Net Income" means, for any Person for any period, the amount which, in conformity with GAAP, would be shown on a consolidated income statement of such Person as net income for such period, after deduction of any minority interests.

         "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Companies; provided however, that Consolidated Net Worth shall exclude fifty percent (50%) of the face amount of any Permitted Preferred Stock which provides that payment of dividends may be made in cash.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

         "Debt" means as to any Person at any time (without duplication and without duplication among the Companies): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, including, without limitation, the Senior Subordinated Notes; (c) all obligations of such Person to pay the deferred purchase price of property or services, including, without limitation, Consolidated Earn-Out Indebtedness, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all indebtedness or other obligations of others of the types described in this definition, if Guaranteed by such Person or for which such Person is liable as a partner in any partnership or joint venturer in any joint venture; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, banker's acceptances, surety or other bonds and similar instruments; (h) the net obligations of such Person under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof; and (ii) if the Swap Contract has not been closed out, the mark to market value thereof determined on the basis of readily available quotations provided by any recognized dealer in Swap Contracts, (i) all liabilities of such Person in respect of unfunded vested benefits under any Pension Plan, and (j) fifty percent (50%) of the face amount of any Permitted Preferred Stock which provides that payment of dividends may be made in cash; provided, however, that the term Debt shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Debt Service Coverage Ratio" means, as to the Companies (including on a pro forma basis any Company acquired in any Permitted Domestic Acquisition for each of the components of and for the entire period of calculation of Debt Service Coverage Ratio) for any period, the ratio of (a) the sum of: (i) Adjusted EBITDA for such period, minus (ii) the aggregate amount of Unfinanced Capital Expenditures made during such period, minus (iii) all cash tax payments, divided by (b) the sum of: (i) all cash interest payments payable during such period in respect of all Debt of the Companies (without deduction for any minority interests but excluding Debt of any Foreign Company to the extent it is repaid with cash flow of such Foreign Company), plus (ii) 1/7 of the outstanding principal amount of the Loans as of any date of determination, plus (iii) 1/7 of the Consolidated Earn-Out Indebtedness as of any date of determination, plus
(iv) any regularly scheduled principal payments on Indebtedness (including Subordinated Debt, but excluding Consolidated Earn-Out Indebtedness and excluding Debt of any Foreign Company), plus (v) all cash dividends declared or paid on any Permitted Preferred Stock, all as determined on a rolling four (4) quarter and consolidated basis in accordance with GAAP.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Acquisition" means an Acquisition in which the Target is a Person organized under the laws of any political subdivision of the United States.

         "EBITDA" means, for any Person for any period: (a) Consolidated Net Income of such Person for such period, determined after deduction of any minority interests, plus (b) all amounts deducted therefrom during such period, in conformity with GAAP, for interest, taxes, depreciation and amortization, provided that cash flow from Permitted Passive Investments shall only be included in the calculation of EBITDA to the extent: (i) it has been actually received by Borrower or a Guarantor, and (ii) it does not exceed fifteen percent (15%) of total EBITDA for such period, and provided further, that (x) the 2002 Adjustments and (y) the non-cash losses or impairments resulting from the Lasik Divesture, in an aggregate amount not to exceed $15,000,000, not included in the calculation of 2002 Adjustments shall be excluded from any calculation of Borrower's EBITDA.

         "Eligible Assignee" has the meaning specified in Section 11.07(g).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

              (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

              (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 9.01.

         "Excepted Subsidiaries" means FastStart, Inc., a North Carolina corporation, National Lithotripters Association, Inc., a North Carolina corporation, and MedTech Investments, Inc., a North Carolina corporation.

         "Existing Permitted Passive Investments" means ownership by Borrower or any Subsidiary of a 32.5% interest in Southern California Stone Center, L.L.C., a California limited liability company and a 38.25% interest in TENN-GA Stone Group Two, a Tennessee general partnership.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated the date hereof, among the Borrower, the Administrative Agent and the Arranger.

         "Foreign Acquisition" means an Acquisition in which the Target is a Person not organized under the laws of any political subdivision of the United States.

         "Foreign Company" means any Company not organized under a political subdivision of the United States.

         "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranties" means, collectively, (a) the Guaranty Agreements, each dated as of April 26, 1996, executed by certain Guarantors, (b) the Consent, Confirmation and Ratification of Guaranty Agreements, dated as of March 31, 1997, executed by certain Guarantors, (c) the Second Consent, Confirmation and Ratification of Guaranty Agreements dated as of April 20, 1998 executed by certain Guarantors, (d) the Consent, Confirmation and Ratification of Guaranty Agreements dated as of April 20, 1998 executed by certain Guarantors, (e) the Guaranty Agreement dated as of March 31, 1997 executed by Prostatherapies, Inc.,
(f) the Guaranty Agreements, each dated April 20, 1998 executed by each Excepted Subsidiary and Executive Medical Enterprises, Inc., (g) the Guaranty Agreement dated as of January 31, 2000, executed by each Guarantor, (h) the Consent, Confirmation and Ratification of Guaranty Agreements dated as of the date hereof executed by each Guarantor, and (i) the Guaranty Agreement dated as of the date hereof, executed by AK Associates, L.L.C., Prime Medical Manufacturing, LLC; and Prime Refractive Management, L.L.C., certain of which Guaranty Agreements are in renewal, amendment, substitution and replacement of the Guaranty Agreements executed by certain Guarantors under the Original Credit Agreement in favor of the Agent and the Lenders under the Original Credit Agreement and shall also include any other guaranty agreement heretofore or hereafter from time to time executed by any Guarantor and delivered to the Administrative Agent for the benefit of Lenders, as amended, restated, renewed, and substituted from time to time. "Guaranty" means any one of the Guaranties.

         "Guarantors" means, collectively, all Wholly-Owned domestic Subsidiaries of Borrower, now owned or hereafter acquired or formed, including, without limitation, the Subsidiaries listed on Schedule 6.13, other than, so long as they shall hold no material assets, KCPR, LLC, and Prime/BDR Acquisition, L.L.C., and "Guarantor" means any one of the Guarantors.

         "Guarantor Security Agreements" means (a) the Security Agreements, each dated as of April 26, 1996, executed by certain Guarantors, (b) the Consent, Confirmation and Ratification of Guarantor Security Agreements dated as of March 31, 1997, executed by certain Guarantors, (c) the Second Consent, Confirmation and Ratification of Guarantor Security Agreement dated as of April 20, 1998, executed by certain Guarantors, (d) the Consent, Confirmation and Ratification of Guarantor Security Agreements dated as of January 31, 2000, executed by certain Guarantors, (e) the Security Agreement dated as of March 31, 1997, executed by Prostatherapies, Inc., (f) the Guarantor Security Agreements dated April 20, 1998 executed by each Excepted Subsidiary and Executive Medical Enterprises, Inc., (g) the Security Agreement dated as of January 31, 2000, executed by each Guarantor each in favor of Administrative Agent for the benefit of Lenders, (h) the Amendment, Consent, Confirmation, and Ratification of Guarantor Security Agreements dated as of the date hereof, executed by the Guarantors, and (i) the Security Agreements, each dated the date hereof, and executed by AK Associates, L.L.C., Prime Medical Manufacturing, LLC., and Prime Refractive Management, L.L.C., certain of which Security Agreements are in renewal, amendment, restatement and substitution of the Security Agreements executed by certain Guarantors under the Original Credit Agreement in favor of the Administrative Agent, for the benefit of the Lenders under the Original Credit Agreement, and shall also include any other security agreements heretofore or hereafter from time to time executed by any Guarantor and delivered to the Administrative Agent for the benefit of Lenders, as amended, restated, renewed, and substituted from time to time. "Guarantor Security Agreement" means any one of the Guarantor Security Agreements.

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Horizon Acquisition" means the acquisition by Prime/BDR Acquisition, L.L.C. of 60% of the stock of Horizon Vision Center, Inc.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Immediately-available" means that any cash or Cash Equivalents are capable of being liquidated (without premium, penalty, or restriction) within 180 days of any date of determination, are not subject to any Liens or claims of third persons, and are unconditionally available for payment of the Obligations upon liquidation.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each April, July, October, and January and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

              (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period shall extend beyond the Maturity Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "Issuance Proceeds" means the net cash proceeds of (i) any sale or issuance of Borrower's capital stock, excluding any sale or issuance of capital stock under Borrower's stock option plans, or (ii) the incurrence of any Debt of the type described in subsections (a) and (b) of the definition of Debt (other than the Senior Subordinated Notes), in each case to the extent permitted hereunder.

         "Lasik Divestiture" means, the sale, abandonment, or other disposition of stock or other ownership interests in Subsidiaries engaged primarily in the refractive business, or the assets of any such Subsidiaries.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $3,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, the Notes, the Guaranties, the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, any Swap Contract documents, and all other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means, excluding the 2002 Adjustments, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Subsidiary" means, as of any date, (a) any Subsidiary which, together with its Subsidiaries, accounts for three percent (3%) or more of the Company's consolidated gross revenues or assets, or (b) any combination of Subsidiaries which, together with their Subsidiaries, account for seven percent (7%) or more of the Company's consolidated gross revenues or assets, in each case on a consolidated basis (but without elimination of any minority interests) as of and for the most recent fiscal quarter for which such information is available. "Material Subsidiaries" means all of the Material Subsidiaries.

         "Maturity Date" means July 25, 2005, or such earlier date on which the Commitments terminate as provided in this Agreement.

         "Maximum Rate" or "Maximum Amount" means, for Administrative Agent and each Lender, the maximum non-usurious rate of interest which, under all applicable Laws, Administrative Agent or such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate," then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.001 as limited by Texas Finance Code ss. 303.009.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, all references to the "Obligations" in the Collateral Documents and in Articles 4 and 5, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Swap Contract relating to the principal debt under any Loan or Letter of Credit.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 11.07(d).

         "Partnerships" means the partnerships and limited liability companies in which Borrower or any Subsidiary now owns or hereafter acquires general and/or limited partnership interests or membership interests, including, without limitation, the partnerships and other Persons listed on Schedule 6.13. "Partnership" means any one of the Partnerships, and shall also include any non Wholly-Owned Subsidiary of Prime RVC or Prime Refractive Management, L.L.C.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means an Acquisition by Borrower or any of the Guarantors with respect to which each of the following conditions shall have been satisfied:

              (a) the Acquisition by Borrower or such Guarantor is of a Target which is engaged in substantially the same lines of business as the business conducted by Borrower or such Guarantor on the date hereof, or any other business reasonably related thereto;

              (b) as of the closing of such Acquisition, the Acquisition has been approved by the board of directors or other applicable governing body of the Target and the Person from which the Target is to be acquired;

              (c) prior to the closing of such Acquisition, the Target and the Person from which the Target is to be acquired must be Solvent;

              (d) as of the closing of such Acquisition, after giving effect to such Acquisition, Borrower or the Guarantor that is the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

              (e) as of the closing of such Acquisition, after giving effect to such Acquisition, no Default shall exist or occur as a result of, and after giving effect to, such Acquisition;

              (f) the aggregate purchase price with respect to such Acquisition does not exceed five (5) times EBITDA of the Target, subject to adjustments acceptable to the Administrative Agent where less than all of the business, assets or stock of the Target is acquired, pursuant to the Acquisition for the four (4) fiscal quarters ending on the most recently ended fiscal period prior to the date of such Acquisition;

              (g) the aggregate nonstock consideration for such Acquisition does not exceed (i) $10,000,000 in the case of a Domestic Acquisition, or (ii) $3,500,000 in the case of a Foreign Acquisition (other than the Acquisition of additional ownership interests in the Partnerships in which Borrower or a Guarantor is, as of the date hereof, the general partner or managing member);

              (h) the aggregate cash consideration for all (i) Domestic Acquisitions on and after the Closing Date (other than the Acquisition of additional ownership interests of the Partnerships in which Borrower or a Guarantor is, as of the date hereof, the general partner or managing member) during the immediately preceding twelve (12) month period (including such Acquisition) does not exceed $25,000,000, and
         (ii) Foreign Acquisitions during the twelve (12) months after the Closing Date does not exceed $6,500,000; provided that after the end of the twelve month period following the Closing Date, no cash consideration for Foreign Acquisitions shall be permitted;

              (i) not less than 15 Business Days prior to the closing of any Acquisition, the Administrative Agent shall have received pro forma financial statements of the Companies (as if the business, assets or Person acquired had been acquired since the first (1st) day of the period for which such pro forma financial statements are delivered and had been managed and conducted in accordance with the Borrower's standard business practices) for the prior four (4) fiscal quarters of Borrower and the Companies;

                  (j) in the case of any Domestic Acquisition for which the aggregate purchase price equals or exceeds $7,500,000, the Target must deliver annual financial statements for the immediately preceding fiscal year, audited by independent certified public accountants of recognized standing, and accompanied by an opinion of such independent certified public accountants stating that such report has been prepared in accordance with GAAP;

              (k) for the twelve (12) month period prior to the Closing Date of the Acquisition, the EBITDA of the Target must be positive;

              (l) as of the closing of such Acquisition, Borrower or a Guarantor shall Control the Target;

              (m) if the Target is to be an After-Acquired Subsidiary, then Borrower shall have complied with the terms and conditions set forth in
         Section 7.12;

              (n) the absence of action, suit, investigation, or proceeding pending or threatened in any court or before any arbitrator or governmental authority that affects the Target or the proposed Acquisition, which could reasonably be expected to have a material adverse effect on the Target or the Borrower;

              (o) after the closing of such Acquisition and after giving effect thereto, the Aggregate Commitments must exceed the Total Outstandings by at least $5,000,000;

              (p) the Administrative Agent has received a certificate dated on or immediately prior to the date of Acquisition, executed by the President or a Vice President of Borrower confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Permitted Acquisition and the transactions contemplated thereby, and setting forth the calculations supporting compliance with the limitations prescribed herein;

              (q) in the case of a Foreign Acquisition, Restricted Foreign Debt does not exceed $4,000,000; and

              (r) Borrower or such Guarantor shall have submitted to Administrative Agent a Permitted Acquisition Certification substantially in the form of Exhibit I.

         "Permitted Passive Investment" means an acquisition by Borrower or any of the Guarantors, in one transaction or in a series of transactions of partnership, stock, or other interests of a Person ("Equity Interests") which is not an Acquisition and does not permit Borrower or any Guarantor to Control such Person, with respect to which each of the following conditions have been met:

              (a) the acquisition by Borrower or such Guarantor is of Equity Interests of a Person (the "Passive Target") which is engaged in substantially the same business as the one or more of the businesses conducted by Borrower or such Guarantor on the date hereof, or any other business reasonably related thereto;

              (b) as of the closing of such Permitted Passive Investment, the acquisition has been approved by the board of directors or other applicable governing body of the Passive Target and the Person from which the Equity Interests are to be acquired;

              (c) prior to the closing of such acquisition, the Passive Target and the Person from which the Equity Interests are to be acquired must be Solvent;

              (d) as of the closing of such Permitted Passive Investment, after giving effect to such Permitted Passive Investment, Borrower or the Guarantor that is the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

              (e) as of the closing of such Permitted Passive Investment, after giving effect to such Permitted Passive Investment, no Default shall exist or occur as a result of, and after giving effect to, such Permitted Passive Investment;

              (f) the aggregate acquisition price of any Permitted Passive Investment, together with the original purchase price of all then existing Permitted Passive Investments of Borrower and its Guarantors (excluding, however, any prior Permitted Passive Investment which Borrower or any Guarantor then Controls) as of the date of consummation of the Permitted Passive Investment, does not exceed the lesser of (i) twenty percent (20%) of Total Equity or (ii) $10,000,000;

              (g) not less than thirty (30) Business Days prior to the closing of any Permitted Passive Investment, the Administrative Agent shall have received a certificate setting forth compliance with condition (f), set forth above;

              (h) the absence of action, suit, investigation, or proceeding pending or threatened in any court or before any arbitrator or governmental authority that affects the Target or the proposed Permitted Passive Investment, which could reasonably be expected to have a material adverse effect on the Target or the Borrower;

              (i) the Administrative Agent has received a certificate dated on or immediately prior to the date of the Permitted Passive Investment, executed by the President or a Vice President of Borrower confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Permitted Passive Investment and the transactions contemplated thereby, and setting forth the calculations supporting compliance with the limitations prescribed herein; and

              (j) Borrower or such Guarantor shall have submitted to Administrative Agent a Permitted Passive Investment Certificate substantially in the form of Exhibit J.

              No repurchase or redemption of Borrower's capital stock by Borrower or a Guarantor, whether through issuance and performance of a put agreement, or otherwise, shall be a Permitted Passive Investment.

         "Permitted Preferred Stock" means preferred stock of Borrower in a face amount of up to $25,000,000, provided that, (a) such preferred stock is non-redeemable and non-callable, (b) the dividends on such preferred stock are
(i) payable solely in the common stock or other preferred stock of Borrower or
(ii) if payable in cash, such cash dividends do not exceed $2,000,000 in any fiscal year of Borrower, and (c) such preferred stock is otherwise in form and substance acceptable to Administrative Agent.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreements" means (a) the Pledge Agreements, each dated as of April 26, 1996, executed by Borrower and each Subsidiary of Borrower that owned general and/or limited partnership interests in the Partnerships in favor of the Administrative Agent, for the benefit of the Lenders, as the same may be amended, supplemented or modified from time to time, including (b) the Consent, Confirmation and Ratification of Pledge and Security Agreements, dated as of March 31, 1997, (c) the Second Consent, Confirmation and Ratification of Pledge and Security Agreements dated as April 20, 1998, and (d) the Pledge and Security Agreements dated as of January 31, 2000, and shall also include any other pledge agreement heretofore or hereafter from time to time executed by any Person and delivered to Administrative Agent for the benefit of Lenders, as amended, restated, renewed, and substituted from time to time. "Pledge Agreement" means any one of the Pledge Agreements.

         "Pledgors" means each of the pledgors of partnership interests or Assigned Rights (as defined in the applicable Pledge Agreement) pursuant to a Pledge Agreement. "Pledgor" means any one of the Pledgors.

         "PMOI" means Prime Medical Operating, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Prime RVC" means Prime RVC, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Register" has the meaning set forth in Section 11.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having sixty percent (60%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate sixty percent (60%) of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Foreign Debt" means Debt incurred or existing which is (i) the sole obligation of a Foreign Company or foreign Target, (ii) not secured by any assets of a Domestic Company, and (iii) not a Debt of any Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Senior Net Debt" means, as of any date, all Total Net Funded Debt of the Companies which is not Subordinated Debt.

         "Senior Net Funded Debt to Adjusted EBITDA Ratio" means, as of any date, the ratio of (a) the aggregate amount of Senior Net Debt of the Companies (without deduction for any minority interests), as of such date, to
(b) Adjusted EBITDA of the Companies, for the four (4) fiscal quarter period ending on the date of determination (including on a pro forma basis any Permitted Acquisition).

         "Senior Subordinated Indenture" means that certain Trust Indenture dated as of March 27, 1998, between Borrower and State Street Bank and Trust Company of Missouri, as Trustee.

         "Senior Subordinated Notes" means those certain $100,000,000 aggregate principal amount Senior Subordinated Notes issued by Borrower pursuant to the Senior Subordinated Indenture, due April 1, 2008.

         "Solvent" means, with respect to any Person, that on the date of determination (a) the fair market value of its assets is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person which would be required to be included on the balance sheet of such Person or disclosed in the financial statements of such Person in accordance with GAAP, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or transactions, and is not about to engage in business or transactions, for which its assets would constitute an unreasonably small capital.

         "Subordinated Debt" means the Senior Subordinated Notes.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association, or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests or membership interests are, at the time any determination is made, owned, Controlled or held by such Person, or (b) that is, at the time any determination is made, otherwise Controlled by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $3,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Target" means any Person that has been or may be acquired pursuant to an Acquisition permitted hereunder.

         "Total Net Funded Debt" means, as of any date, the sum of: (a) Debt of the Companies; less (b) Restricted Foreign Debt; less (c) the amount of any Immediately-available cash and Cash Equivalents held by the Companies in excess of $8,000,000 in the aggregate; plus (d) the amount of all cash and cash equivalents held by any Company for distribution to any partners or other owners of equity interests (other than any Company) in any Partnership.

         "Total Net Funded Debt to Adjusted EBITDA Ratio" means, as of any date, the ratio of (a) the aggregate outstanding amount of Total Net Funded Debt (without deduction for any minority interests), as of such date, to (b) Adjusted EBITDA of the Companies for the four (4) fiscal quarter period ending on the date of determination (including on a pro forma basis any Permitted Acquisition and excluding any Foreign Company).

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfinanced Capital Expenditures" means for any Person for any period, the aggregate of Capital Expenditures during such period, minus the aggregate amount of such Capital Expenditures incurred in connection with any fixed asset acquired with Debt.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Wholly-Owned Subsidiaries" means, as of any date, all Subsidiaries that are wholly-owned by Borrower or a wholly-owned Subsidiary of Borrower. "Wholly-Owned Subsidiary" means any one of the Wholly-Owned Subsidiaries.

         1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

              (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

              (iii) The term "including" is by way of example and not limitation.

              (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 Accounting Terms.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 Borrowings, Conversions and Continuations of Committed Loans.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 noon. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Committed Loans.

         2.03 Letters of Credit.

         (a)  The Letter of Credit Commitment.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                   (A) any order, judgment or decree of any Governmental
              Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                   (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                   (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                   (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                   (E) such Letter of Credit is in an initial amount less than
              $100,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

              (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b)  Procedures for Issuance and Amendment of Letters of Credit.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

              (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)  Drawings and Reimbursements; Funding of Participations.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

              (iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

              (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

              (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)  Repayment of Participations.

              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
         Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

              (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

              (iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

              (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

              (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Margin for Eurodollar Rate Loans times the aggregate stated amount for each Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each April, July, October, and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04 Swing Line Loans.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

         (c)  Refinancing of Swing Line Loans.

              (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

              (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

              (iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

         (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
         Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05 Prepayments.

         (a)  Voluntary Prepayments.

              (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent (A) not later than 11:00 a.m. three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) not later than 11:00 a.m. on the Business Day of any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a greater integral multiple thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

              (ii) The Borrower may, upon notice to the Swing Line Lender
         (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

              (iii)If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(a)(iii) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         (b)      Mandatory Prepayments.

              (i) Asset Sales. Immediately upon the receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to the net cash proceeds of any sale, liquidation or disposition of any assets of any Company (other than the Partnerships or the assets of the Partnerships), where such net cash proceeds exceed $100,000.

              (ii) Sale or Issuance of Capital Stock or Debt. Immediately upon the receipt of the proceeds thereof, except for proceeds of Debt permitted by 8.03(a), (b), (c), or (d), Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of any Issuance Proceeds.

              (iii)Application of Mandatory Prepayments. Any such mandatory prepayments of Loans shall be applied to the Notes on a pro rata basis based upon the outstanding principal balances of such Notes as of the date of payment. Any such prepayments shall not reduce the Aggregate Commitments.

         2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any greater integral multiple thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination, on the amount terminated.

         2.07 Repayment of Loans.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the demand of Administrative Agent and (ii) the Maturity Date.

         2.08 Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (A) the sum of (x) the Eurodollar Rate for such Interest Period plus (y) the Applicable Margin, and (B) the Maximum Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (A) the sum of (x) the Base Rate plus (y) the Applicable Margin, and (B) the Maximum Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (A) the sum of (x) the Base Rate plus (y) the Applicable Margin, and (B) the Maximum Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09 Fees.  In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Margin for commitment fees times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each April, July, October, and January, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

         (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

         2.11 Evidence of Debt.

         (a) The Loans owed to each Lender shall be evidenced by the Notes, one payable to each Lender in the maximum stated principal amount of its Commitment. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) Each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12 Payments Generally.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

         (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

         (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this
Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                              Article IV. SECURITY

         4.01 Collateral. To secure the full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

         (a) Borrower shall execute and deliver to the Administrative Agent, for the benefit of Lenders, the Amendment, Consent, Confirmation, and Ratification of the Borrower Security Agreement.

         (b) The existing Guarantors shall execute and deliver to the Administrative Agent, for the benefit of Lenders, the Amendment, Consent, Confirmation, and Ratification of the Guarantor Security Agreements, and AK Associates, L.L.C. and Prime Medical Manufacturing, LLC shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guarantor Security Agreement.

         (c) The existing Guarantors shall execute and deliver to the Administrative Agent, for the benefit of Lenders, the Consent, Confirmation, and Ratification of the Guaranties, and AK Associates, L.L.C. and Prime Medical Manufacturing, LLC shall execute and deliver to the Administrative Agent, for the benefit of Lenders, a Guaranty Agreement.

         (d) Pledgors shall execute and deliver to the Administrative Agent, for the benefit of Lenders, the Consent, Confirmation, and Ratification of the Pledge Agreements, and AK Associates, L.L.C. and Prime Medical Manufacturing, LLC shall execute and deliver to the Administrative Agent, for the benefit of Lenders, a Pledge and Security Agreement.

         (e) Lithotripters, Inc. shall execute and deliver to the Administrative Agent, for the benefit of Lenders, the Consent, Confirmation, and Ratification of Copyright Security Agreement.

         (f) Such further documents and instruments, including without limitation, initial Uniform Commercial Code financing statements, Uniform Commercial Code financing statement amendments, In-Lieu of Continuation financing statements, and all other filings as the Administrative Agent, in its sole discretion, deem necessary or desirable to evidence and perfect the Administrative Agent's liens and security interests in the Collateral, and Borrower and each Loan Party hereby irrevocably authorizes Administrative Agent at any time and from time to time to file such statements in any Uniform Commercial Code jurisdiction (without the requirement for Debtor's signature thereon).

         (g) Collateral includes, without limitation, the following assets of Borrower and Guarantors:

              (i) All present and future assets, including without limitation, accounts, contract rights, general intangibles, chattel paper, documents, investment property, letter of credit rights, tort claims, deposit accounts, instruments, notes and other debt instruments, and any collateral therefor, inventory, equipment, and other goods, wherever located, now owned or hereafter acquired.

              (ii) All present and future issued and outstanding shares of capital stock of, or partnership and membership interests in, each Domestic Company now owned or hereafter acquired by Borrower or any Guarantor, including, without limitation, all capital stock of, or partnership and membership interests in, the Guarantors.

              (iii)To the extent allowed by the respective partnership agreements, certain partnership interests or economic interests in partnership interests owned by Borrower and Guarantors.

              (iv) All present and future truck tractors, trailers, semi-trailers, or other similar motor vehicles or rolling stock now owned or hereafter acquired by Borrower or any Guarantor (collectively, the "Vehicles").

              (v) All present and future rights, awards, and judgments to which Borrower or any Guarantor is entitled under any litigation now existing or hereafter arising.

              (vi) All present and future rights, titles, and interests of Borrower or any Guarantor in and to all patents, patent applications, patent right, service marks, trademarks, tradenames, trade secrets, intellectual property, registrations, goodwill, copyrights, franchises, licenses, permits, proprietary information, customer lists, designs, and inventions.

              (vii)All present and future books, records, data, plans, manuals, computer software and computer programs of Borrower and Guarantors.

              (viii)All real property owned by Borrower and any Guarantor, provided that no contractual restrictions on the granting of liens apply to such real property.

              (ix) All proceeds and products of the Collateral heretofore described.

         4.02 Future Liens. Promptly, and in any event within twenty-one (21) days after (a) the acquisition of any assets (real, personal, tangible, or intangible) by Borrower or any Guarantor or (b) the removal, termination, or expiration of any prohibition upon the granting of a lien in any asset (real, personal, tangible, or intangible) of any Borrower or any Guarantor (including, without limitation, the granting of liens in all general and limited partnership interests in which Borrower and Guarantors own one hundred percent (100%) of the partnership interests) (the "Additional Assets"), Borrower shall (or shall cause such other Guarantor to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all such further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligations; it being expressly understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "Collateral" for all purposes under the Loan Documents, and all references to the "Collateral" in the Loan Documents shall include the Additional Assets.

         4.03 Release of Collateral. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of liens granted to Administrative Agent for the benefit of lenders pursuant hereto in such Collateral; provided that, (x) no such release of Lien shall be granted if any Default or Event of Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with Section 2.05(b) in conjunction with the sale and transfer of such Collateral; (y) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence, other than the release of such Liens without recourse or warranty; and (z) such release shall not in any manner discharge, affect, or impair the Obligations, or liens upon or obligations of Borrower or any Guarantor in respect of all interests retained by the Borrower and Guarantors, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.

                                   ARTICLE V.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         5.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

              (i) executed counterparts of this Agreement, the Collateral Documents, and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

              (ii) a Note executed by the Borrower in favor of each Lender;

              (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

              (iv) such documents and certifications as the Administrative
         Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Subsidiary Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

              (v) a favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

              (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

              (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

              (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

              (ix) Uniform Commercial Code financing statements or amendments listing Borrower and each Guarantor as Debtor and covering the Collateral, as requested by Administrative Agent;

              (x) stock certificates evidencing all stock pledged pursuant to the Borrower Security Agreement and each Guarantor Security Agreement, as applicable, together with stock powers duly executed in blank;

              (xi) original certificates of title, together with executed applications for title, for all vehicles used in connection with the transportation of lithotripters pledged pursuant to the Borrower Security Agreement and the Guarantor Security Agreements;

              (xii)Uniform Commercial Code searches showing all financing statements and other documents or instruments, and tax and judgment lien searches showing all tax and judgment liens, on file against Borrower and Lithotripters, Inc., in such jurisdictions as the Administrative Agent shall require, such searches to be as of a date no more than twenty (20) days prior to the date of the initial Advance;

              (xiii)The consolidated financial statements for Borrower and its Subsidiaries for the 1999, 2000, and 2001 fiscal years, each in form similar to the financial statements required under Section 7.01 below.

              (xiv)Receipt and review, with results satisfactory to the Administrative Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries;

              (xv) A Perfection Certificate, in substantially the form of Exhibit H hereto, properly completed and signed by the Chief Executive or Chief Financial Officer or Vice President-Finance of Borrower and the Guarantors;

              (xvi)a Compliance Certificate demonstrating, to the satisfaction of Administrative Agent, the compliance on a pro forma basis for the Companies assuming all Lasik Divestitures have been completed; and

              (xvii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (d) All obligations shall have been repaid and all commitments terminated under that certain Loan Agreement dated January 31, 2000, by and between Prime Refractive Management, L.L.C., as borrower, Bank of America, as administrative agent, and the lenders party thereto.

         5.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension, including the initial Credit Extension, (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of
Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) As of the date of making the Credit Extension, no disruption or adverse change has occurred in the financial or capital markets generally which the Administrative Agent, in its sole reasonable discretion, deems material.

         (d) As of the date of such Credit Extension, no action, suit, investigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority that purports (a) to materially and adversely affect any Company, or (b) to affect any transaction contemplated hereby or the ability of any Company or any other obligor under the Guarantees or Collateral Documents to perform their respective obligations under the Loan Documents.

         (e) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         6.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership, or limited liability company, as applicable, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         6.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         6.05 Financial Statements; No Material Adverse Effect.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of the Companies as of the date thereof, including liabilities for taxes, material commitments and Debt.

         (b) The unaudited consolidated financial statements of the Companies dated March 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Companies as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 6.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Companies as of the date of such financial statements, including liabilities for taxes, material commitments and Debt.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         6.06 Litigation. Except as specifically disclosed in Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Companies or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         6.07 No Default. No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         6.08 Ownership of Property; Liens. Each Company has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of any Company is subject to Liens, other than Liens permitted by Section 8.01.

         6.09 Environmental Compliance. Each Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.10 Insurance. The properties of each Company are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Company operates.

         6.11 Taxes. Each Company has filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.

         6.12 ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         6.13 Subsidiaries; Partnerships. Each of the Guarantors is a direct or indirect Wholly-owned Subsidiary of Borrower, and as of the date hereof, together with the Partnerships and other entities listed on Schedule 6.13, constitute all of the Subsidiaries of Borrower. Schedule 6.13, as the same may be amended from time to time to reflect transactions permitted by this Agreement, sets forth the outstanding shares of capital stock (or other ownership interests) and the name of each shareholder of each of the Subsidiaries of Borrower. All of the outstanding capital stock of each Company has been validly issued, is fully paid, and is nonassessable. Schedule 6.13, as the same may be amended from time to time to reflect transactions permitted by this Agreement, sets forth the outstanding partnership interests of the Partnerships owned by each of the Companies.

         6.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         6.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         6.16 Compliance with Laws. Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.17 Operation of Business. Each of the Companies (other than the Excepted Subsidiaries) possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted. None of the Companies is in violation of any valid rights of others with respect to any of the foregoing (except where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Material Subsidiary).

         6.18 Debt. As of the date hereof, the Companies have no Debt, except as disclosed on Schedule 8.03.

         6.19 Agreements. Except for the Senior Subordinated Indenture, the Senior Subordinated Notes, and as set forth on Schedule 8.03, none of the Companies is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Material Subsidiary or the ability of Borrower or any Guarantor to pay and perform its obligations under the Loan Documents to which it is a party. None of the Companies is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default, in the aggregate with all such other defaults, would have a material adverse affect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Material Subsidiary.

         6.20 Liens and Security Interests. The Collateral Documents contain a description of all the Collateral sufficient to grant to Administrative Agent perfected Liens therein pursuant to applicable law. Upon the filing by Administrative Agent of all Collateral Documents to be filed or recorded, Administrative Agent will have a perfected first priority Lien in the collateral No Company owns any other assets or property (whether real, personal, tangible or intangible) other than as described in the Collateral Documents and lease no real personal property except as has been disclosed in writing to Lender.

         6.21 Designated Senior Debt. This Agreement is in renewal, extension, modification, and restatement of the Original Credit Agreement and constitutes and is hereby designated by Borrower as "Designated Senior Debt" as defined in the Senior Subordinated Indenture.

         6.22 Non-Material Wholly-Owned Subsidiaries. As of the date hereof, MedTech Investments, Inc., KCPR, LLC, and Prime/BDR Acquisition, L.L.C. have no material assets.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Subsidiary to:

         7.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) Annual Financial Statements. As soon as available, and in any event within ninety-five (95) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2002, a copy of the annual audit report of the Companies for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, audited by independent certified public accountants of recognized standing, and accompanied by an opinion of such independent certified public accountants stating that such report has been prepared in accordance with GAAP;

         (b) Monthly Financial Statements. As soon as available, and in any event within forty (40) days after the end of each month of each fiscal year of Borrower, a copy of an unaudited financial report of the Companies as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income and retained earnings, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Companies, on a consolidated basis, at the date and for the periods indicated therein;

         (c) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial report of the Companies as of the end of such quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Companies, on a consolidated basis, at the date and for the periods indicated therein;

         7.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

         (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Companies, or any audit of any of them;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Companies, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         (e) as soon as available and in any event within forty (40) days after the end of each month, an aged listing of the accounts receivable of each Company as of the end of such month in a form reasonably satisfactory to the Administrative Agent;

         (f) as soon as available and in any event by January 31 of each year, a copy of the annual budget and business plan of Borrower on a consolidated basis, with attached detail by operating division, for such fiscal year, together with details of the assumptions, if any, underlying such budget and business plan, and such further detail as required by Administrative Agent;

         (g) as soon as available, and in any event within thirty (30) days after the end of each fiscal year of Borrower, a list of the names and addresses of each partner or member of each of the Partnerships and percentage ownership by each Company of each Partnership;

         (h) promptly upon the occurrence of any Restricted Transfer (as hereinafter defined), a report setting forth the occurrence of any Restricted Transfer, including the name of the Partnership, purchasers, purchase price, and EBITDA for the immediately preceding four fiscal quarters attributable thereto, and also of the contribution of any Partnership assets to any other Partnership, including the names of the Partnerships, assets transferred, value thereof and consideration received;

         (i)  promptly after the incurrence thereof, notice of any Partnership's
(i) incurrence of Debt exceeding $250,000 in any one transaction or series of transactions, (ii) change in accounting treatment or reporting practices (which change shall not affect any reporting requirements set forth herein or the Loan Documents), except as permitted by GAAP and disclosed to the Administrative Agent, (iii) change in tax reporting treatment, except as permitted by law, and
(iv) amendment of any partnership agreement, regulations, or management agreement between such Partnership and any Company and copies of any such amendment certified by an officer of Borrower as being true and correct;

Documents required to be delivered pursuant to Section 7.01(a) or (c) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (y) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         7.03 Notices. Promptly notify the Administrative Agent and each Lender:

         (a)  of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension between any Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Company, including pursuant to any applicable Environmental Laws;

         (c)  of the occurrence of any ERISA Event;

         (d) of any material change in accounting policies or financial reporting practices by any Company; and

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by each Company; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

         7.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

         7.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         7.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Company, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over each Company, as the case may be.

         7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         7.11 Use of Proceeds. The proceeds of Borrowings under the Commitments shall be used by Borrower (i) for working capital, capital expenditures, and other lawful corporate purposes, (ii) to finance Permitted Acquisitions and Permitted Passive Investments, (iii) to the extent permitted by this Agreement, to repurchase outstanding capital stock of Borrower, and (iv) to make loans or capital contributions to its Subsidiaries, the proceeds of which are used by each such Subsidiary for one or more of the purposes permitted by subsections
(i), (ii), and (iii) of this Section 7.11.

         7.12 Additional Guarantors. Concurrently upon the formation or Acquisition by Borrower or any Guarantor of any Wholly-Owned Subsidiary after the date hereof (pursuant to a Permitted Acquisition or otherwise) (an "After-Acquired Subsidiary"), Borrower shall cause the After-Acquired Subsidiary to deliver articles of incorporation, bylaws, and resolutions (or other corresponding constituent documents) and such opinions as the Administrative Agent shall require and to execute a Guaranty, Guarantor Security Agreement, and Pledge Agreement (if applicable), as shall be required by the Administrative Agent to create first priority Liens in favor of the Administrative Agent, for the benefit of the Lenders, in such After-Acquired Subsidiary's assets, to secure the Obligations.

         7.13 Information Relating to Proposed Acquisitions. Borrower will use its best efforts to keep the Administrative Agent and the Lenders informed of the relevant information and status of and will share with the Administrative Agent and the Lenders and provide copies to the extent possible, of all material due diligence information relating to any proposed Acquisition with respect to which any Company enters into a letter of intent or acquisition agreement, during the term of this Agreement.

                                 ARTICLE VIII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary (other than the Partnerships) to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

         (b) Purchase money Liens securing Debt permitted by Section 8.03(c), and (d);

         (c) Liens in favor of the Administrative Agent, for the benefit of the Lenders or the counter-party under any Swap Contract;

         (d) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or any of its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

         (e) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

         (f) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

         (g) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

         (h) Liens securing subordinated Debt owing to PMOI or another Guarantor, the proceeds of which were used to finance a portion of the purchase price of a Permitted Refractive Acquisition (as defined in the Original Credit Agreement); and

         (i)  Liens securing Restricted Foreign Debt.

         8.02 Investments.  Make any Investments, except:

         (a) The Companies, or any of them, may purchase (i) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition, (ii) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $1,000,000,000, and
(iii) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or Moody's Investors Service, Inc.;

         (b) The Companies, or any of them, may have outstanding up to $1,000,000 in loans to officers, directors and employees existing on the date hereof, and thereafter may make loans to officers, directors and employees of any of them provided such loans are made in the ordinary course of business, and are in an aggregate principal amount of not more than $250,000, so long as the aggregate principal amount outstanding under this clause (b) never exceeds $1,000,000 at anytime;

         (c) The Borrower and Guarantors may create new Subsidiaries, hold stock in Subsidiaries and themselves, and engage in the transactions permitted by Section 8.04 hereof, provided that Borrower complies with Section 7.12;

         (d)  Existing Permitted Passive Investments;

         (e)  Permitted Acquisitions;

         (f) Investments outstanding on the date hereof and listed on Schedule 8.02; and

         (g)  any Swap Contract;

         8.03 Debt. Create, incur, assume or suffer to exist any Debt, except:

         (a) Debt owed to the Agents and the Lenders pursuant to the Loan Documents;

         (b)  Indebtedness outstanding on the date hereof and listed on Schedule
8.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c)  Debt owed to Borrower or to any Wholly-Owned Subsidiary;

         (d) Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding the proceeds of which are used by Borrower or any Guarantor, to purchase equipment, other than lithotripters, prostatrons, and lasers;

         (e) Any Company's obligations as general partner of a Partnership for the Debt of such Partnership;

         (f) Any Company's Guarantee of Debt of any Partnership, if such Company is a general partner of such Partnership;

         (g) The Senior Subordinated Notes and the guaranties thereof by any Wholly-Owned Subsidiary;

         (h)  Any Swap Contract;

         (i)  Restricted Foreign Debt;

         (k) Earn-Out Indebtedness incurred in connection with any Permitted Acquisition; and

         (l)  Debt incurred pursuant to Section 8.06.

         8.04 Fundamental Changes. Except upon the prior written consent of the Required Lenders, neither Borrower nor any Guarantor will become a party to a merger or consolidation, except: (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Guarantors, provided that such Guarantor shall be the continuing or surviving Person, and further provided that (x) no Default or Event of Default exists or would exist as the result of such merger or consolidation, (y) no partnership agreement to which any such Person is a party would be breached by such merger or consolidation, and (z) Borrower and the applicable Guarantors give Administrative Agent at least fifteen (15) Business Days prior written notice of any proposed merger or consolidation and execute and deliver any Guaranty Agreement, Guarantor Security Agreement, Pledge Agreement, Uniform Commercial Code financing statements, corporate documentation, and opinions of counsel as required by the Administrative Agent to create or continue first priority Liens in favor of the Administrative Agent, for the benefit of the Lenders, in the assets of the surviving entity to secure the Obligations, and (b) in connection with any Permitted Acquisition, so long as Borrower or a Guarantor is the surviving entity. Borrower will not, and will not permit any of its Subsidiaries (other than the Partnerships) to, wind-up, dissolve or liquidate itself, except as permitted in subsection (a) above; provided however, notwithstanding the provisions of this Section 8.04, MedTech Investments, Inc., a North Carolina corporation shall be allowed to dissolve. Except as otherwise permitted by this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, form, incorporate, acquire or make any investment in any Subsidiary, except (a) the Subsidiaries listed on Schedule 6.13, (b) Subsidiaries acquired or formed through a Permitted Acquisition or Permitted Passive Investment, (c) Subsidiaries formed or acquired through the BDEC Acquisition, or the Horizon Acquisition, (d) Wholly-Owned Subsidiaries formed in accordance with Section 7.12, and (e) formation of and, as applicable, contribution of assets to Partnerships, provided that the aggregate consideration under this subsection (e) does not exceed $2,500,000 in any fiscal year.

         8.05 Dispositions. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, nor permit any of its Subsidiaries (other than the Partnerships) to do so with any of their respective assets, except (subject to the mandatory prepayments required by Section 2.05(b) (a) inter-Company transfers to Borrower or any Guarantor from any other Subsidiary, or between Borrower and a Guarantor or between Guarantors, (b) dispositions of assets, other than lithotripters and inventory, in the ordinary course of business for consideration of up to an aggregate amount of $1,000,000 from the Closing Date, (and the Administrative Agent agrees to execute and deliver releases of Liens in connection with such dispositions), (c) dispositions of any tangible assets that are worn or obsolete, (d) transfers by Borrower or by any Subsidiary of interests in Partnerships, so long as the aggregate EBITDA Transfer for all Restricted Transfers does not exceed the lesser of: (i) ten percent (10%) of Borrower's EBITDA for the most recently ended four fiscal quarters, and (ii) $6,500,000 from the Closing Date and thereafter; and (e) any Lasik Divestiture, provided that, (i) no Default or Event of Default exists prior to or after giving effect to such Lasik Divestiture, and (ii) the net cash proceeds of such Lasik Divestiture are used to prepay the Loans. "EBITDA
Transfer" with respect to any Partnership interests in any Partnership transferred by Borrower or any Subsidiary shall equal the EBITDA generated by such Partnership interests for the last four fiscal quarters prior to the date of such transfer of each such Partnership interest. A "Restricted Transfer" shall be any transfer or series of related transfers of Partnership interests in any one Partnership by Borrower or any Subsidiary in any 90 day period, in which the EBITDA Transfer equals or exceeds $250,000. In the case of any transfers pursuant to paragraph (f), after giving effect to such transfers, a Company must Control such Partnership. Administrative Agent is authorized to release any liens on such Partnership interests transferred pursuant to this Section 8.05, as further set forth in Section 4.3.

         8.06 Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of Borrower's capital stock; provided, however, that, from the date hereof through and including the Maturity Date, Borrower may
(a) purchase or redeem options held by its employees under existing employee stock option plans to acquire shares of Borrower's common stock or other common equity interests in an aggregate consideration of no more than $2,000,000 from the Closing Date and thereafter, (b) repurchase shares of Borrower's capital stock as required pursuant to the acquisition of AK Associates, L.L.C., and (c) dividends payable to holders of Permitted Preferred Stock in the common stock or Permitted Preferred Stock of Borrower, and dividends payable to holders of Permitted Preferred Stock not to exceed $2,000,000 in any fiscal year of Borrower, provided that, prior to the declaration or payment of any such dividends, Borrower shall have submitted to Administrative Agent proforma financial statements demonstrating compliance with the terms and covenants of this Agreement after giving effect to such dividends, and provided further that upon completion of such purchases or dividend payments no Default or Event of Default would exist or be continuing. Borrower shall not permit to exist any arrangement, agreement, or corporate governance agreement, which directly or indirectly prohibits or restricts any Subsidiary from declaring or paying any dividend or distribution, on account of its capital stock, partnership, limited liability company, or other ownership interests, provided that provisions in such agreements providing for the payment of Debt prior to the payment of any dividend or distribution shall not violate this Section.

         8.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

         8.08 Transactions with Affiliates. Borrower will not enter into, and will not permit any of its Subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or any Subsidiary of Borrower, except in the ordinary course of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary. No Company shall make any loan, advance, investment, or transfer any assets to any Excepted Subsidiary, so long as such Excepted Subsidiary is not in good standing where incorporated.

         8.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, or the Senior Subordinated Indenture) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Debt of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 8.03(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Debt; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         8.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         8.11 Financial Covenants.

         (a) Total Net Funded Debt to Adjusted EBITDA. Borrower will not permit the Total Net Funded Debt to Adjusted EBITDA Ratio, determined as of the last day of each fiscal quarter of the Companies and for the four (4) fiscal quarter period then ending, to exceed the ratio set forth opposite such period below:

==================================================    =======================
         Period                                             Ratio
--------------------------------------------------    -----------------------
         June 30, 2002 through June 30, 2003                3.50 to 1.0
--------------------------------------------------    -----------------------
         July 1, 2003 through June 30, 2004                 3.25 to 1.0
--------------------------------------------------    -----------------------
         July 1, 2004 and thereafter                        3.00 to 1.0
==================================================    =======================


         (b) Senior Net Funded Debt To Adjusted EBITDA Ratio. Borrower will not permit the Senior Net Funded Debt to Adjusted EBITDA Ratio as of the last day of each fiscal quarter of Borrower to exceed 1.50 to 1.00.

         (c) Debt Service Coverage Ratio. Borrower will not permit the Debt Service Coverage Ratio as of the last day of each fiscal quarter of Borrower to be less than 1.75 to 1.00.

         (d) Consolidated Net Worth. Borrower shall not permit, as of the last day of each fiscal quarter of Borrower, its Consolidated Net Worth to be less than $88,531,000, such amount to be (a) increased beginning with the fiscal quarter ending June 30, 2002, and on the last day of each successive fiscal quarter of Borrower by an amount equal to one hundred percent (100%) of the increase in net worth arising from any Acquisition or equity issuance during such fiscal quarter, (b) increased on June 30, 2002, and on the last day of each successive fiscal quarter of Borrower, by an amount equal to seventy-five percent (75%) of positive Consolidated Net Income for such fiscal quarter, and
(c) decreased by the non-cash losses or impairments resulting from the Lasik Divesture in an aggregate amount not to exceed $15,000,000.

         (e) Consolidated Asset Coverage Ratio. Borrower will not permit the Consolidated Asset Coverage Ratio as of the last day of each fiscal quarter of Borrower to be less than 1.50 to 1.00.

         8.12 Prepayment of Debt. Borrower will not prepay, nor permit any of its Subsidiaries to prepay, any Debt except the Obligations, or redeem the Senior Subordinated Notes other than a redemption of a portion of the Senior Subordinated Notes pursuant to Section 3.07 of the Senior Subordinated Indenture, so long as after giving effect thereto, no Default or Event of Default would exist.

         8.13 Amendment of Partnership and Management Agreements. Borrower will not, and will not permit any of its Subsidiaries to, amend any partnership agreements, regulations, or articles of any of the Partnerships or any management agreements between any Company and any of the Partnerships, if such amendment could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Companies taken as a whole.

         8.14 Swap Contracts.

         (a) To the extent any Lender or its Affiliate issues a Swap Contract to any Company, such Lender or its Affiliate is afforded the benefits of (and Borrower (or any Company by execution of Collateral Documents) hereby confirms a grant of Liens in and to the Collateral as evidenced by the Collateral Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Swap Contract; such Lien is pari passu with that of Administrative Agent on behalf of the Lenders.

         (b) Swap Contracts held by any Company permitted by the Loan Documents, shall be subject to the following: (i) each such Lender or other institution issuing a Swap Contract shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Swap Contract shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Swap Contract shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and (iv) such Swap Contract shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

         8.15 Preferred Stock. Borrower shall not issue or sell, or agree to issue or sell, any preferred stock other than the Permitted Preferred Stock.

                                  ARTICLE IX.
                         EVENTS OF DEFAULT AND REMEDIES

         9.01 Events of Default. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02 or Article VIII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ten (10) days; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made and the effect thereof shall not have been cured within ten (10) Business Days after notice thereof to Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

         (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Senior Subordinated Notes or any other Debt or Guarantee (other than Debt hereunder and Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $500,000; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty-five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty-five (45) calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against the property of any such Person in an aggregate amount in excess of $500,000 and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or

         (h)  Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby;

         (k) Change of Control. There occurs any Change of Control with respect to the Borrower;

         (l) Pledge of Real Property. The Borrower, AK Associates, L.L.C., or any other Guarantor fails to deliver to Administrative Agent within thirty (30) days of the Closing Date, all documents necessary, in the sole discretion of Administrative Agent, to grant and perfect a first priority lien in all real property owned by Borrower, AK Associates, L.L.C., and any other Guarantor where no contractual obligation restricts the granting of a lien on such property; or

         (m) Partner List. The Borrower fails to deliver to Administrative Agent within thirty (30) days of the Closing Date, a list of the names and addresses of each partner or member of each of the Partnerships and percentage ownership by each Company of each Partnership.

         9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:


         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                        ARTICLE X. ADMINISTRATIVE AGENT

         10.01 Appointment and Authorization of Administrative Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.03 Liability of Administrative Agent. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         10.04 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         10.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY LOAN PARTY AND WITHOUT LIMITING THE OBLIGATION OF ANY LOAN PARTY TO DO SO), PRO RATA, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND
AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT-RELATED PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE TERMINATION OF THE AGGREGATE COMMITMENTS, THE PAYMENT OF ALL OTHER OBLIGATIONS AND THE RESIGNATION OF THE ADMINISTRATIVE AGENT.

         10.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty
(30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

              (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

              (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

              (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(h); and

              (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 10.12.

         10.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE XI.
                                  MISCELLANEOUS

         11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, except as permitted by Section 10.11, no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 5.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

         (e) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

         (g) release any Guarantor from the Guaranty without the written consent of each Lender; or

         (h)  release all or substantially all of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         11.02 Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

              (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

              (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and
(b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 11.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         11.05 INDEMNIFICATION BY THE BORROWER. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH AGENT-RELATED PERSON, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), OR (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT (I) TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR SOLELY DUE TO THE BREACH OF THIS AGREEMENT BY AN INDEMNITEE OR (II) TO HAVE ARISEN SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND ADMINISTRATIVE AGENT . NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE AGGREGATE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

         11.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.07 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection
(g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g)  As used herein, the following terms have the following meanings:

              "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

              "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

              "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         11.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the express written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or
(i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10 Interest Rate Limitation. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.15 Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         11.16 Governing Law.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN TRAVIS COUNTY OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.18 Time of the Essence.  Time is of the essence of the Loan
Documents.

         11.19 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement AMONG the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements AMONG the parties.

         11.20 Restatement of Original Credit Agreement. The parties hereto agree that, after all conditions precedent set forth in Section 5.01 have been satisfied or waived: (a) the Obligations (as defined herein) represent, among other things, the amendment, extension, and modification of the "Obligations" (as defined in the Original Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, consolidate, renew, extend, amend, modify, supersede, and replace the Original Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising under) the promissory notes issued pursuant to the Original Credit Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "cancelled and replaced," and, thereafter, delivered by Administrative Agent to Borrower; and
(d) the entering into and performance of their respective obligations under this Agreement and the transactions evidenced hereby do not constitute a novation.

         11.21 Chapter 346. Borrower agrees that Chapter 346, of the Texas Finance Code, as amended (which regulates certain revolving credit loan documents and revolving tri-party accounts) does not apply to the Obligations.

         11.22 Restatement. On the Closing Date, (i) all outstanding Obligations under the Original Credit Agreement owed to any "Lender" that is not continuing as a Lender under this Agreement (each a "Non-Continuing Lender") shall be repaid in full by Borrower and such Non-Continuing Lender's commitment under the Original Credit Agreement shall be terminated and (ii) with respect to Lenders under the Original Credit Agreement and any new Lenders which are continuing as Lenders under this Agreement (the "Continuing Lenders"), Administrative Agent shall make appropriate allocations and adjustments in the initial funding instructions to the Lenders to reflect the modifications effected by the Loan Documents to each Continuing Lender's Commitment.


                            [Signature Pages Follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                     PRIME MEDICAL SERVICES, INC., a Delaware corporation



               By:
                    ---------------------------------------------------------
                     Name:
                            -------------------------------------------------
                     Title:
                           --------------------------------------------------

                               BANK OF AMERICA, N.A.,
                               as Administrative Agent



               By:
                    ---------------------------------------------------------
                     Name:
                           -------------------------------------------------
                     Title:
                           -------------------------------------------------

                                   BANK OF AMERICA, N.A.,
                                   as a Lender, L/C Issuer and Swing Line Lender



               By:
                    Name:
                           ------------------------------------------------
                    Title:
                           ------------------------------------------------

                   BANK ONE, NA, with its main office in Chicago, Illinois as Documentation Agent and a Lender



               By:
                    Name:
                           ------------------------------------------------
                    Title:
                           ------------------------------------------------

                                  LASALLE BANK, NATIONAL ASSOCIATION,
                                   as a Lender



               By:
                    Name:
                           ------------------------------------------------
                    Title:
                           ------------------------------------------------

                                 COMERICA BANK,
                                   as a Lender



               By:
                    Name:
                           -------------------------------------------------
                    Title:
                           ------------------------------------------------